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                                                                  EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-130049) of Bayou City Exploration, Inc. of our report dated March 10, 2006, related to the financial statements of Bayou City Exploration, Inc. which appears in this Annual Report on Form 10-KSB of Bayou City Exploration, Inc. for the year ended December 31, 2005.


/s/ Mountjoy & Bressler, LLP
Mountjoy & Bressler, LLP
Louisville, Kentucky
March 30, 2006